EXHIBIT 21


                          Subsidiaries of Registrant
                          --------------------------


                             Jurisdiction of
     Name                     Incorporation              % Ownership
     ----                    ---------------             -----------
GPI Holdings, Inc.              Delaware                    100%

Gell Pharmaceuticals Inc.       Delaware                    100%